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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
[Amendment No.      ]

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Equitable Resources, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                One Oxford Centre
                                Suite 3300
                                Pittsburgh, PA 15219

Notice of Annual Meeting of Shareholders

To Be Held May 16, 2002

        The annual meeting of shareholders of Equitable Resources, Inc. will be held on Thursday, May 16, 2002, at 10:00 a.m. We will be in the Allegheny Room of the Omni William Penn Hotel located at 530 William Penn Place in Pittsburgh, Pennsylvania. If you owned common stock of Equitable Resources at the close of business on March 7, 2002, you may vote at this meeting.

        At the meeting, we plan to:

  (1)
  Elect four directors to serve for new terms;

  (2)
  Ratify the appointment of independent auditors for 2002; and

  (3)
  Transact other business properly presented at the meeting.

        Your Board of Directors recommends that you vote for all director nominees and for ratification of the independent auditors.

        Please consider the issues presented in this proxy statement, and vote your shares as promptly as possible by signing and returning the enclosed proxy card in the envelope provided.

On behalf of the Board of Directors
JOHANNA G. O'LOUGHLIN Senior Vice President, General Counsel and Corporate Secretary

March 29, 2002

ABOUT THE ANNUAL MEETING

        This booklet and proxy card contain information about the items you will vote on at the annual meeting and about the voting process.

Who is entitled to vote, and how many votes do I have?

        You can vote if you held common stock of Equitable Resources at the close of business on March 7, 2002. For each item presented for vote, you have one vote for each share you own. In addition, in the election of directors, you may cumulate votes by multiplying your shares by the number of directors to be elected and casting all of your votes for a single candidate or by distributing them among any two or more candidates.

How do I vote?

        You may vote:

  •
  in person by attending the meeting;

  •
  by following the instructions on the enclosed proxy card and completing and mailing it in the prepaid envelope provided;

  •
  by following the instructions at the Internet site http://www.eproxy.com/eqt; or

  •
  by following the instructions for telephone voting after calling 1-800-435-6710.

        For both Internet and telephone voting you will need to enter the control number from your proxy card. If you vote your proxy by Internet or telephone, you do not need to mail back the proxy card. Your proxy will be voted in accordance with your selections on the card, Internet site or telephone instructions. If you do not indicate any selections, your shares will be voted as recommended by the Board of Directors. Even if you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

        If your broker holds your shares in "street name," your broker will contact you for voting instructions as to how to vote those shares. If you want to vote those shares in person at the meeting, you need to obtain a proxy from your broker.

Can I change my vote?

        You can revoke your proxy before the time of voting at the meeting by:

  •
  voting a revised proxy by card, Internet or telephone dated later than the prior proxy;

  •
  voting in person at the meeting; or

  •
  notifying the corporate secretary of Equitable Resources in writing that you are revoking your proxy.

What shares are included on my proxy card?

        If the name on the accounts is the same, the shares on your proxy card may represent (i) shares for which you have a certificate; (ii) shares that you hold in book-entry form; or (iii) shares that you have in a dividend reinvestment account of the Equitable Resources Dividend Reinvestment and Stock Purchase Plan. Shareholders owning both certificated shares and shares in book-entry form will receive a proxy card for the certificated and book-entry shares. If you separately own shares through your broker, you will receive separate voting instruction cards from the broker. Employees holding stock in the Employee Savings Plan, the Employee Savings and Protection Plan, the Employee Stock Purchase Plan and/or as restricted shares under Equitable Resources Long-Term Incentive Plans will receive separate voting instruction cards for those plans. The trustee or administrator of the plans will vote the shares in accordance with the instructions on the returned instruction cards or as recommended by the

Board of Directors if you provide no instructions on the instruction form. The trustee of the savings plans will vote plan shares for which it does not receive instructions in proportion to the way other plan participants voted their shares.

What if I receive more than one proxy card?

        Except as discussed in "What shares are included on my proxy card," if you receive more than one proxy card, you have shares registered differently in more than one account. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Mellon Investor Services LLC, at P.O. Box 3312, South Hackensack, New Jersey 07606, at their toll free number (800-589-9026) or on their web site at www.mellon-investor.com.

How will my shares be voted on other matters that may be presented to the meeting?

        Since no shareholder has indicated an intention to present any other matter to the annual meeting in accordance with the advance notice provision in the company's by-laws, the Board is not aware of any other proposals for the meeting. If another proposal is presented, the persons named as proxies will vote your proxy in their discretion.

Who can attend the annual meeting, and how do I obtain an admission ticket?

        You may attend the meeting if you were a shareholder on March 7, 2002. Seating is limited and will be offered on a "first come, first served" basis. If you plan to attend the meeting, you will need an admission ticket, which you can obtain by checking the appropriate box on your proxy card or by writing to the corporate secretary of Equitable Resources at One Oxford Centre, 301 Grant Street, Suite 3300, Pittsburgh, Pennsylvania 15219. If a broker holds your shares, please include a copy of your brokerage account statement or an omnibus proxy, which you can get from your broker, and we will send you an admission ticket.

What constitutes a "quorum" for the meeting?

        A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees also are counted in determining whether a quorum is present.

What is the total number of outstanding shares?

        At the close of business on March 7, 2002, the record date for the meeting, Equitable Resources had 63,438,673 shares of common stock outstanding.

How are the votes counted?

        Director candidates who receive the highest number of votes cast will be elected. Approval of each other item requires a majority of the votes cast. Abstentions and broker non-votes are not counted in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Who pays for the solicitation of proxies?

        We are soliciting proxies primarily by use of the mails. However, we may also solicit proxies in person, by telephone, by facsimile, by courier or by electronic means. To the extent that our directors and officers participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. Equitable Resources pays for the cost of soliciting proxies from shareholders. Mellon Investor Services LLC assists Equitable Resources with the solicitation for a fee of $5,000 plus reasonable out-of-pocket expenses. Equitable Resources also reimburses brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.

May I nominate someone to be a director of Equitable Resources?

        If you are a shareholder entitled to vote at an annual meeting, you may nominate one or more persons for election as directors of Equitable Resources at that meeting. You may do this by sending a written notice to the corporate secretary at One Oxford Centre, 301 Grant Street, Suite 3300, Pittsburgh, Pennsylvania 15219. The notice must include certain information about the persons you nominate. To be included in next year's proxy statement, according to the company's by-laws, we must receive the notice not less than 90 but not more than 120 days before May 16, 2003, the anniversary date of this year's annual meeting. For complete details, contact the corporate secretary.

When are the 2003 shareholder proposals due?

        Under the rules of the Securities and Exchange Commission, eligible shareholders can submit proposals for inclusion in the proxy statement for our 2003 annual meeting. You must submit shareholder proposals in writing to the corporate secretary at the address above by November 18, 2002 for them to be considered for inclusion in the 2003 proxy statement.

        For proposals which will not be included in the proxy statement of the 2003 annual meeting, if you are a shareholder entitled to vote at the meeting, you may present one or more proposals at the meeting. The corporate secretary must receive any proposals to be raised, which will not be included in next year's proxy statement, not less than 90 but not more than 120 days before May 16, 2003, the anniversary date of this year's annual meeting, according to the company's by-laws. No proposals received outside that time period may be raised at the annual meeting.

STOCK OWNERSHIP AND PERFORMANCE

Significant Shareholders

        The following shareholders reported to the Securities and Exchange Commission that they owned more than 5% of Equitable Resources common stock on December 31, 2001:

Name and Address	Shares Beneficially Owned	Percent of Common Stock Outstanding
Prudential Financial, Inc. 751 Broad Street Newark, NJ 07102-3777	3,802,685(1)	6.00%

(1)
Information based on a Securities and Exchange Commission Schedule 13G for the year ended December 31, 2001, reporting that Prudential Financial, Inc. has sole voting power over 29,300 shares, shared voting power over 3,773,385 shares, sole dispositive power over 29,300 shares and shared dispositive power over 3,773,385 shares. Prudential may have direct or indirect voting power over 3,802,685 shares held for its own benefit or for the benefit of its clients.

Stock Ownership of Directors and Executive Officers

        The following table sets forth the number of shares of Equitable Resources common stock owned by nominees for director, directors and executive officers as of January 31, 2002, including shares they had the right to acquire within 60 days.

Name	Exercisable Stock Options(1)	Number of shares owned(2)	Restricted Stock Held(3)	Deferred share equivalent units(4)	Percent of Class(5)
Murry S. Gerber(6)	993,334	58,138	116,737	115,175	1.96
Phyllis A. Domm	3,000	8,876	0	3,998	0.02
E. Lawrence Keyes, Jr.	14,000	4,400	0	12,968	0.05
Thomas A. McConomy(6)	14,000	4,400	0	10,482	0.04
George L. Miles, Jr.	0	2,048	0	154	0.00
Donald I. Moritz(6)(7)	5,000	175,062	0	12,968	0.29
Malcolm M. Prine	14,000	3,936	0	12,968	0.05
James E. Rohr	13,000	14,600	0	3,998	0.05
David S. Shapira(8)	14,000	5,150	0	12,968	0.05
J. Michael Talbert	13,000	2,000	0	5,295	0.03
James M. Funk	66,668	10,967	12,480	43,136	0.20
Joseph E. O'Brien	145,258	2,141	17,510	14,177	0.27
Johanna G. O'Loughlin	132,666	9,897	12,360	3,940	0.24
David L. Porges	441,333	37,316	65,609	54,694	0.91
Directors and executive officers as a group (16 individuals)	2,092,260	366,572	262,564	316,747	4.63

(1)
This column lists the number of shares of Equitable Resources common stock that the officers and directors had a right to acquire within 60 days after January 31, 2002 through exercise of stock options.
(2)
This column includes shares held of record and shares owned through a bank, broker or other nominee. It also includes, for executive officers, shares owned through the Equitable Resources Employee Savings Plan and the Employee Stock Purchase Plan.
(3)
Reported in this column are restricted stock awards and dividends accrued in the form of additional restricted shares.
(4)
This column lists the number of shares held in the Directors' Deferred Compensation Plan or the Employees' Deferred Compensation Plan.
(5)
Percent of outstanding shares at January 31, 2002 less Treasury shares plus options exercisable within 60 days of January 31, 2002.
(6)
Includes shares held jointly with spouse as to which voting power and investment power are shared.
(7)
Does not include 1,350 shares owned by Mr. Moritz's spouse, as to which he disclaims beneficial ownership.
(8)
Shares are held in a trust of which Mr. Shapira is a co-trustee and has a beneficial interest and shares voting and investment power.

Compliance with Section 16(a) Reporting

        The Securities and Exchange Commission rules require that we disclose late filings of stock ownership reports by directors, executive officers and all persons who beneficially own more than 10% of Equitable Resources' common stock. Due to the complexity of the reporting rules, the company has assumed certain responsibilities for filing compliance and has instituted procedures to assist directors and officers with these obligations.

        Based solely upon the company's review of the copies of the filings or written representations from the reporting persons, we believe that all reporting persons made all filings required by Section 16(a) on a timely basis.

Stock Performance Graph

        This graph compares the most recent five-year performance of Equitable Resources' common stock with the S&P 500 Index and a self-constructed peer group consisting of companies whose principal businesses are gas exploration and production and natural gas distribution. The graph assumes a $100 investment made on December 31, 1996 and the reinvestment of all dividends.

	1996	1997	1998	1999	2000	2001
EQUITABLE RESOURCES INC.	100.00	123.58	106.03	126.20	258.91	269.21
S&P 500	100.00	133.36	171.47	207.56	188.66	166.24
SELF-CONSTRUCTED PEER GROUP(1)	100.00	130.50	131.63	102.80	195.88	173.85

(1)
Comprised of Energen Corporation, Keyspan Corporation, Kinder Morgan, Inc., National Fuel Gas Company, NiSource Inc., OGE Energy Corporation, Oneok, Inc., Questar Corporation and Southwestern Energy Company. OGE Energy Corporation has been added to the peer group to replace MCN Energy Group, Inc. which is no longer an appropriate member of the peer group due to its merger with DTE Energy Corporation in 2001. There is no material change to the performance graph as a result of replacing MCN Energy Group, Inc. with OGE Energy Corporation.

VOTING MATTERS

ITEM NO. 1—ELECTION OF DIRECTORS
(Item No. 1 on the proxy card)

        The Board of Directors of Equitable Resources currently has 10 members, who are divided into three classes. The term of one class expires each year. Directors are elected for three-year terms. The terms of three directors expire at this annual meeting. At the annual meeting, Phyllis A. Domm, Ed.D., James E. Rohr and David S. Shapira will stand for election. The shareholders previously elected all of these nominees to serve until the 2002 annual meeting. A fourth director, Donald I. Moritz, is retiring effective at the annual meeting. Mr. Moritz's service with the company spans over 40 years, including 16 years as chief executive officer and 30 years as a director. The company is grateful to Mr. Moritz for his dedicated service and his many contributions to the company's success. David L. Porges has been nominated to fill the vacancy left by Mr. Moritz's retirement.

        The persons named as proxies will vote for the nominees named, as more fully discussed in the "About the Meeting" section of this proxy statement, unless you withhold authority to vote for any one or more of them. The votes represented by any proxy may be cumulated and voted at the discretion of the persons named as proxies in favor of any one or more of the nominees, unless otherwise indicated on your proxy card. The effect of this discretionary authority may be to offset the effect of your having withheld authority to vote for individual nominees because the persons named as proxies will be able to allocate votes of shareholders who have not withheld authority to vote those nominees. If a nominee becomes unavailable for election, the persons named as proxies intend to vote for substitute nominees proposed by the Board, unless the Board decides to reduce the number of directors. The four individuals who receive the largest number of votes cast will be elected directors for a three-year term expiring in 2005.

The Board of Directors Recommends a Vote FOR all Nominees for the Board of Directors.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2005

PHYLLIS A. DOMM, Ed.D.	Age 55	Director since May 1996

Vice President, Human Resources, Intermountain Health Care (health care services), since June 2000; Vice President, Human Resources, MedStar Health (health care services), March 1998 through May 2000; President, Management and Marketing Solutions, Inc. (marketing, public relations and human resources consulting), July 1997 through March 1998; Senior Vice President—Health Care Services, Intracoastal Health Systems, Inc., April 1995 through June 1997.
Member of the Audit and Compensation Committees.

DAVID L. PORGES	Age 44

Executive Vice President and Chief Financial Officer, Equitable Resources, since February 2000; Senior Vice President and Chief
Financial Officer, July 1998 through January 2000; Managing Director, Bankers Trust Company (financial services company), December 1992 through June 1998. Also a director of Westport Resources Corporation.

JAMES E. ROHR	Age 53	Director since May 1996

Chairman, President and Chief Executive Officer, PNC Financial Services Group, Inc. (financial services company), since May 2001; President, Chief Executive Officer and Director, PNC Financial Services Group, Inc., May 2000 through May 2001; President and Chief Operating Officer of PNC Financial Services Group, Inc., April 1998 through April 2000; President of PNC Bank Corp. (the predecessor of PNC Financial Services Group, Inc.), January 1992 through March 1998. Also a director of Allegheny Technologies, Inc., BlackRock, Inc. and Water Pik Technologies, Inc.
Chairman of the Executive Committee and member of the Compensation Committee.

DAVID S. SHAPIRA	Age 60	Director since May 1987
Chairman and Chief Executive Officer, Giant Eagle, Inc. (retail grocery store chain), since February 1994. Also a director of Mellon Financial Corporation.
Member of the Audit and Executive Committees.

DIRECTORS WHOSE TERMS EXPIRE IN 2003

E. LAWRENCE KEYES, Jr.	Age 72	Director since May 1988
Partner, the Fortune Group, LLC (management consulting and investment banking firm), since January 1987.
Member of the Compensation Committee.

THOMAS A. McCONOMY	Age 68	Director Since May 1991

Director, Calgon Carbon Corporation (manufacturer and marketer of activated carbon and related products and services), since April 1985; Chairman of the Board, Calgon Carbon Corporation, April 1985 through April 1999; Interim President and Chief Executive Officer, Calgon Carbon Corporation, February 1998 through April 1999.
Chairman of the Corporate Governance Committee and member of the Compensation Committee.

MALCOLM M. PRINE	Age 73	Director since May 1982
Chairman of the Board, Core Materials Corp. (manufacturer of plastics molding), since January 1997; President, Malcar, Inc. since 1990.
Chairman of the Audit Committee and member of the Corporate Governance and Executive Committees.

DIRECTORS WHOSE TERMS EXPIRE IN 2004

MURRY S. GERBER	Age 49	Director since May 1998

Chairman, President and Chief Executive Officer, Equitable Resources, since May 2000; President and Chief Executive Officer, Equitable Resources, June 1998 through April 2000; Chief Executive Officer, Coral Energy, L.P. (an energy marketing and services company), November 1995 through May 1998 Also a director of Westport Resources Corporation and BlackRock, Inc.
Member of the Executive Committee.

GEORGE L. MILES, JR.	Age 60	Director since July 2000
President and Chief Executive Officer, WQED Pittsburgh (public broadcasting), since 1994. Also a director of WESCO International, Inc.
Member of the Audit and Corporate Governance Committees.

J. MICHAEL TALBERT	Age 55	Director since May 1995

Chief Executive Officer and Director, Transocean Sedco Forex Inc. (owner and operator of mobile offshore drilling rigs), since December 2001; President, Chief Executive Officer and Director, Transocean Sedco Forex Inc., December 1999 through December 2001; Chairman and Chief Executive Officer, Transocean Offshore, Inc. and Sonat Offshore Drilling, Inc. (predecessors of Transocean Sedco Forex Inc.), September 1994 through December 1999.
Chairman of the Compensation Committee and member of the Executive Committee.

Transactions With Directors' Companies

        During 2001, Equitable Resources conducted business with PNC Financial Services Group, Inc. ("PNC"), where Mr. Rohr serves as Chairman, President and Chief Executive Officer. The company paid PNC a total of $521,675 in fees in 2001 for various services, including commitment fees for a line of credit in which PNC participates, treasury management fees and trust fees. Also during 2001, Equitable Resources' pension plan for hourly employees paid BlackRock, Inc., a majority-owned subsidiary of PNC, $117,555 in fees for investment management services. All of these transactions were on arms-length terms we believe to be fair and Mr. Rohr did not have a direct or indirect material interest in these transactions.

        In the course of ordinary business, Equitable Resources may have other transactions with companies and organizations for which an Equitable Resources director serves as an officer. Those directors did not have a material interest in any such transaction and none of those transactions exceeded 5% of the gross revenues of either Equitable Resources or the other organization. Moreover, any such transactions were entered into on arms-length terms we believe to be fair.

Board of Directors and Committees

        The Board of Directors held seven regular meetings and no special meetings during 2001. The attendance at the Board and committee meetings during 2001 averaged 94%. The standing committees of the Board are the Audit, Compensation, Corporate Governance and Executive Committees:

Audit Committee

  •
  Comprised of four non-employee, independent directors (as the term "independence" is defined under New York Stock Exchange Rules).

  •
  Held three meetings in 2001.

  •
  Operates pursuant to the charter approved by the Board of Directors of Equitable Resources on April 25, 2000. A copy of that charter was attached as Appendix B to the company's proxy statement for the 2001 annual meeting of shareholders.

  •
  Recommends to the Board of Directors appointment of the company's independent auditors.

  •
  Reviews annually the audit plans of the independent auditors and the internal auditors.

  •
  Reviews the company's annual audited financial statements with the company's independent auditors.

  •
  Approves the fees to be paid to the independent auditors.

  •
  Reviews and reports to the Board of Directors on the overall effectiveness of the company's compliance functions.

  •
  Reviews reports about audit results made by the independent auditors and/or internal auditors for adequacy of internal controls and implementation of material internal control recommendations.

  •
  Reviews any items brought directly to the Audit Committee's attention by management, the independent auditors or internal auditors or other related matters as the Audit Committee may, in its discretion, determine to be appropriate.

Compensation Committee

  •
  Comprised of five non-employee, independent directors.

  •
  Held eight meetings in 2001.

  •
  Approves the compensation and contracts of all executive officers.

  •
  Administers the Short-Term Incentive Plan and the Long-Term Incentive Plan.

Corporate Governance Committee

  •
  Comprised of four non-employee, independent directors.

  •
  Held four meetings in 2001.

  •
  Recommends to the Board of Directors persons to be nominated for election as directors of Equitable Resources.

  •
  Establishes responsibilities and membership of the committees of the Board of Directors.

  •
  Monitors and recommends policies and procedures relating to Equitable Resources' corporate governance framework, especially with respect to structure, processes and proceedings of the Board of Directors.

  •
  Recommends the level of compensation and other fringe benefits for the directors and administers the Non-Employee Directors' Stock Incentive Plan.

  •
  Establishes goals for the Chief Executive Officer and evaluates performance against these goals.

  •
  Reviews the company's organization and management succession plan.

Executive Committee

  •
  Comprised of five non-employee directors and Murry S. Gerber, Chairman, President and Chief Executive Officer.

  •
  Held two meetings in 2001.

  •
  Has the authority to act in all matters that the full Board may act upon when the Board is not in session, unless limited by a resolution of the Board and except to the extent limited by law.

Directors' Compensation and Retirement Program

        In May 2001, an external compensation consultant reviewed the total compensation for directors. The retainer fees, meeting fees and stock ownership opportunities were determined to be competitive with compensation paid to directors of S&P 500 companies of similar revenue size.

•      Cash Compensation

    •
    Annual cash retainer of $24,000, payable quarterly.

    •
    Cash meeting fee of $1,000 for each Board and committee meeting attended.

    •
    Cash meeting fee of $500 for telephone participation in a meeting.

•      Equity Compensation

    •
    A stock option award under the Non-Employee Directors' Stock Incentive Plan of 7,600 shares of common stock per director at the market price of $39.125 per share on May 17, 2001, the date of grant. Options vest one-third annually over three years and have a ten-year exercise term. The options vest if the service of a director terminates for any reason. The number of options awarded in future years will be based on competitive practices as determined by a nationally recognized external consultant.

•      Deferred Compensation Plan for Non-Employee Directors

    •
    Equitable Resources maintains a deferred compensation plan under which directors' fees may be deferred until Board service ends or an earlier time, as the director may elect.

    •
    In May 1999, the directors' retirement plan was curtailed and the accrued benefit of each active director was converted to a stock account administered under the Directors' Deferred Compensation Plan. Imputed dividends are credited to the account as additional shares. All participants are vested upon death or termination of services as a director. Directors elected after May 1999 are not eligible to participate in the retirement plan.

•      Life and Travel Accident Insurance

    •
    The company also provides non-employee directors with $20,000 of life insurance, $20,000 of accidental death and dismemberment insurance and $100,000 of travel accident insurance while traveling on company business.

    •
    For directors who joined the Board prior to May 25, 1999, Equitable Resources purchased life insurance to fund contributions to qualified organizations upon the death of a director. The program restricts gifts to civic, charitable and educational organizations preferably in locations where Equitable Resources has operations or provides service.

Executive Compensation

        The following tables contain information concerning the compensation of the Equitable Resources chief executive officer and each of the other four most highly compensated executive officers of the company in 2001.

Summary Compensation Table

		Annual Compensation			Long-term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)(3)	Restricted Stock ($) (4)(5)(6)	Securities Underlying Options/SARs #	LTIP Payouts ($)(7)	All Other Compensation ($)(8)
Murry S. Gerber Chairman, President & Chief Executive Officer	2001 2000 1999	578,853 557,696 500,000	650,000 1,000,000 900,000	411,477 198,558 142,187	0 0 1,653,410	400,000/0 360,000/0 300,000/0	0 4,314,900 0	39,695 34,486 44,714
David L. Porges Executive V.P. & Chief Financial Officer	2001 2000 1999	327,693 308,465 270,000	325,000 500,000 457,000	211,326 126,258 126,658	126,960 0 871,798	200,000/0 120,000/0 160,000/0	0 2,330,044 0	30,217 26,634 24,240
Johanna G. O'Loughlin Senior V.P., General Counsel & Secretary	2001 2000 1999	227,697 213,083 190,000	225,000 250,000 230,000	0 0 0	0 288,372 0	60,000/0 60,000/0 40,000/0	0 1,639,670 0	21,032 18,322 16,858
Joseph E. O'Brien Vice President	2001 2000 1999	249,995 249,995 187,000	180,000 230,000 80,000	0 0 0	0 414,375 0	28,000/0 203,888/0 0/0	0 0 0	15,636 10,558 0
James E. Funk Senior Vice President	2001 2000 1999	279,995 139,998 0	170,000 265,000 0	69,043 0 0	0 438,750 0	100,000/0 100,000/0 0/0	0 0 0	26,096 10,500 0

(1)
Beginning with the 1999 bonus, company policy requires the Chairman and officers reporting directly to him to defer 20% of their bonus into the Equitable Resources, Inc. Employee Deferred Compensation Plan. This requirement is waived if they participate in the Executive Short-Term Incentive Plan and have met their stock ownership guidelines. Any required deferral is invested in Equitable Resources common stock, which vests in equal increments on January 1 of each of the two years following deferral. Voluntary deferrals in excess of the required amount receive a 25% company match. All of the officers have exceeded their stock ownership guidelines and therefore no deferral is required. Mr. O'Brien elected to defer his entire bonus for 2001 into the Deferred Compensation Plan. This additional deferral and the 25% company match applicable to the deferral are invested in Equitable Resources common stock. The company match vests in equal increments on January 1 of each of the three years following deferral.

(2)
Amounts paid to Messrs. Gerber and Porges to reimburse taxes for restricted shares under their employment agreements.

(3)
This amount for Mr. Funk includes $40,649 paid to him to reimburse moving expenses.

(4)
Restricted stock awards of the company's common stock were granted on May 25, 1999 as follows: Mr. Gerber, 110,000 shares and Mr. Porges, 58,000 shares. Ms. O'Loughlin received a restricted stock award on July 18, 2000 for 12,000 shares of common stock and Mr. O'Brien received a grant of 17,000 shares of common stock on May 16, 2000. All of the above restricted stock awards vest three years from the grant date, and dividends accrue during the restriction period.

(5)
Restricted stock awards of the company's common stock were granted as follows: Mr. Gerber, 30,000 shares granted on May 4, 1998; Mr. Porges, 20,000 shares granted on July 1, 1998 and 4,000 shares granted on March 16, 2001; and Mr. Funk, 9,000 shares granted on June 12, 2000. All of the above restricted stock awards vest in thirds on the anniversary date of the awards over a period of three years, and dividends accrue during the restriction period.

(6)
The following table shows the aggregate number of restricted shares held by each named executive officer and the aggregate value of these shares, based on the closing price of the company's common stock on December 31, 2001 ($34.07):

Name	Number of Shares	Value
Murry S. Gerber	116,737	$3,977,230
David L. Porges	65,609	2,235,299
Johanna G. O'Loughlin	12,360	421,105
Joseph E. O'Brien	17,510	596,566
James M. Funk	12,480	425,194
(7)
The amounts shown represent payouts under the company's 1998 Breakthrough Long-Term Incentive Plan (Breakthrough Plan). The performance condition of the Breakthrough Plan was satisfied on August 21, 2000 when the share price of the company's common stock closed at or above $50.00 on the New York Stock Exchange for the 20th consecutive business day. Mr. Gerber's entire payout was deferred in accordance with the requirements of the Breakthrough Plan. His FICA Medicare payroll tax liability of $62,000 was paid by the company and charged to Mr. Gerber in the form of an interest-free loan, which has been repaid.

(8)
Includes the term insurance premiums for term and split-dollar life insurance policies, matching and other company contributions to the Employee Savings Plan and the company's contribution to the Deferred Compensation Plan, as follows:

	Life Insurance	Savings Plan Contribution	Deferred Compensation Plan
Murry S. Gerber	$1872	$12,738	$25,085
David L. Porges	$1059	$13,927	$15,231
Johanna G. O'Loughlin	$735	$14,181	$6,116
Joseph E. O'Brien	$810	$4,442	$10,384
James M. Funk	$907	$11,943	$13,246

Options/SAR Grants in 2001

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for The Option Term(3)
		% of Total Options/SARs Granted to Employees In 2001
			Exercise or Base Price Per Share ($/sh)
Name	Options/ SARs Granted(1)			Expiration Date(2)
					5%	10%
Murry S. Gerber	400,000	23.60	31.50	3/14/2011	8,042,239	20,271,686
David L. Porges	200,000	11.80	31.50	3/14/2011	4,021,120	10,135,843
James M. Funk	100,000	5.90	31.50	3/14/2011	2,010,560	5,067,921
Johanna G. O'Loughlin	60,000	3.54	31.50	3/14/2011	1,206,336	3,040,753
Joseph E. O'Brien	28,000	1.65	31.50	3/14/2011	562,957	1,419,018

(1)
There were no SARs granted.

(2)
These options, which have reload rights, vest in equal increments annually over a three-year period beginning March 14, 2002 and have an exercise period of ten years from the award date.

(3)
The option values were calculated, using the Black-Scholes option-pricing model, based on the share price as of the date of grant at assumed 5% and 10% annualized rates of appreciation for the term of the grant. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price of the common stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated under the model described above.

Aggregated Option/SAR Exercises in 2001 & Year-End 2001 Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Year End 2001 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Year-End 2001 ($)(1) Exercisable/ Unexercisable
Murry S. Gerber	0	0	740,000/740,000	13,094,094/6,258,413
David L. Porges	0	0	334,666/333,334	6,228,435/2,627,589
Johanna G. O'Loughlin	0	0	92,666/113,334	1,703,231/963,731
Joseph E. O'Brien	0	0	67,963/163,925	868,225/1,805,025
James M. Funk	0	0	33,334/166,666	319,506/883,994

(1)
Calculated by determining the difference between the fair market value of the underlying shares of common stock and the various applicable exercise prices of outstanding options at the end of 2001 for the named executive officers. The last reported sale price of the company's common stock on the New York Stock Exchange on December 31, 2001 was $34.07 per share.

Compensation Committee Report on Executive Compensation

        Our Compensation Committee determines compensation for the executive officers of Equitable Resources. All Committee members are independent directors who have never been employees of Equitable Resources. Our decisions are based upon our understanding of Equitable Resources' businesses and strategy, as well as our knowledge of the capabilities and performance of the company and its executives.

Compensation Philosophy

        Our goal is to create value for the shareholders of Equitable Resources by providing the company with a long-term perspective while striving to deliver consistently profitable annual results. We emphasize variable compensation and favor equity compensation to the extent possible because of our commitment to pay-for-performance. The Committee believes that the close linkage between executive and shareholder interests, resulting from our increased emphasis on compensation that varies with financial and stock price performance, has had an especially positive impact on the company's business and financial performance in recent years.

        To support these objectives, executives participate in compensation programs that focus on achieving annual business objectives and creating long-term value for the stockholders. This total compensation program, which is designed to attract, motivate and retain high-performing executives who can consistently deliver results for our shareholders, includes salary, annual cash incentives, long-term, stock-based incentives, employee benefits and perquisites.

        We determine compensation based on the following objectives and guidelines:

  •
  Base salaries are established at approximately the 50th percentile, while potential total direct compensation (base, bonus and long-term incentive compensation together) for outstanding performance is designed to approximate the 75th percentile of general industry companies of similar revenue size. Compensation consultants provide independent industry surveys, and we review publicly available compensation information, to determine competitive practices.

  •
  Bonus opportunities are based on the overall performance of Equitable Resources and the individual contribution of each executive. Awards are distributed to employees participating in the plan based on the achievement of corporate, business segment and individual performance goals identified annually.

  •
  Consistent with the Committee's philosophy, it is our policy to make a high proportion of executive compensation dependent on long-term performance and on enhancing shareholder value. Long-term stock-based programs are designed to encourage share ownership by management, reinforce a performance-based culture, align management's interests with those of the shareholders and assist with retention of key executive contributors. We believe that the company's executives will more effectively represent the shareholders of Equitable Resources if they are shareholders themselves. Stock-based awards provide strong incentives for continued superior performance because, with salaries set at a 50th percentile level, executives can only realize significant incentive rewards if the shareholders also receive the benefits of strong equity performance. Therefore, we have a bias toward providing stock options and other equity-related arrangements as key elements of the executive compensation program.

Base Salaries

        Because Equitable Resources favors a pay-for-performance approach, the base salary levels are generally targeted at the 50th percentile of a survey group consisting of general industry companies of similar revenue size. Individual performance, taking into account competitive salaries, is the basis for individual salary increases. General economic conditions and marketplace compensation trends also are evaluated with the assistance of independent compensation consultants.

Annual Incentive Opportunities

        Participants in the company's short-term incentive plan have a bonus target equal to a percentage of their annual salary, which is established based on market competitive data. This plan is designed to provide cash bonus payments once Equitable Resources has met pre-established, Board-approved financial goals. Depending on the level of performance, a bonus pool is funded for each of headquarters and the business units based on a multiple of the sum of the targets for all participants. The actual multiple is determined by the level of achievement of net income and key value driver measures for the business units. The headquarters multiple is determined by earnings per share growth and return on total capital performance. We make adjustments in all plans to eliminate the effect of weather, commodity prices, acquisitions/divestitures and extraordinary items as presented by management and approved by this Committee. The maximum multiple of the sum of participant bonus targets is 200%. Awards are based on the size of the bonus pool and performance against individual financial, strategic, operational and organizational objectives.

        At the beginning of the year, we set the bonus targets for the executive officers and the performance requirements for the multiples used to calculate the bonus pool, based on the 2001 business plan. We also approve the actual bonus payments made based on the individual performance for all officers.

Long-Term Incentives

        Stock-based awards are made on a market competitive basis, using the Black-Scholes option-pricing model. The size of prior grants or the amount of stock held by employees to whom awards are made is not considered when determining the amount of individual awards. The 1999 Equitable Resources Long-Term Incentive Plan provides for a variety of stock-based incentive awards, including stock options (with or without reload rights), restricted stock, performance awards and other stock-based awards.

Other Compensation

        We provide a competitive level of employee benefit programs along with perquisites that we deem appropriate and competitive for each executive's position.

Stock Ownership Guidelines

        To promote stock ownership by management, the Committee, in 1998, approved personal stock ownership guidelines for executives. These guidelines require that an executive retain a minimum of 50% of the net shares received from the exercise of an option until the executive's stock holdings meet a predetermined value. This value is defined as follows:

Chairman, President and Chief Executive Officer	Four times base salary
Direct Reports to Chairman	Three times base salary

        Once the required value has been reached, the executives may sell shares from company stock-based awards that are in excess of the targets listed above. In calculating stock ownership, the company considers stock held, stock option value (vested and unvested), restricted stock grants, stock units held in the company's deferred compensation plan and stock in the 401(k) and employee stock purchase plans.

        The company's long-term performance ultimately determines compensation from stock options, since gains from stock option exercises are entirely dependent on the long-term growth of the company's stock price. Comparing current performance to performance in 1998, the company has demonstrated significant improvement as measured by return on investment, return on equity, total shareholder return, stock price increase and increase in market capitalization. As a result of this performance and the emphasis on equity compensation and stock ownership, executives have earned and now hold a significant amount of company stock. Equitable executives own more than the guideline number of shares for their positions, and their holdings exceed the averages for general industry companies.

        Recognizing that equity holdings represent compensation for past services and that executives may need to take steps to diversify their portfolios, we anticipate that executives may, from time to time, exercise options or sell shares. In order to ensure compliance with insider trading regulations, executives will be encouraged to take advantage of the new rules promulgated by the Securities and Exchange Commission providing for the use of trading plans for transactions in company stock.

Compensation of Executive Officers in 2001

        In March 2001, our Committee increased salary and annual cash incentive targets for executive officers, reflecting similar increases in the comparison group. Annual incentive payouts to executive officers for 2001 averaged 151% of target based on attainment of pre-established corporate, business unit and individual value drivers.

        Equitable Resources also granted stock options to executive officers at or above the target levels for their positions. Above-target grants were made to individuals when necessary to adjust for below-market base salary. Restricted stock grants also were made to one executive officer consistent with market competitive survey information.

        Compensation of the Chief Executive Officer—Equitable Resources bases the chief executive officer's compensation on the same philosophy and policies as for all executive officers. This compensation includes base salary, annual cash incentives and stock option awards commensurate with his achievements and consistent with our objective to continue to provide appropriate performance incentives.

        The Corporate Governance Committee of the Board meets annually without the chief executive officer present and evaluates his performance compared with previously established financial and non-financial goals. That Committee reports performance levels achieved to our Committee, and we then make any appropriate compensation adjustments. Finally, we report in full to the other members of the Board for their consideration and agreement. This meeting is an executive session of non-employee directors only.

        Murry S. Gerber currently serves as Chairman, President and Chief Executive Officer of Equitable Resources. In March 2001, we increased Mr. Gerber's base salary from $575,000 to $580,000. We also granted him a stock option with reload rights of 400,000 shares. Finally, in February 2002, we awarded Mr. Gerber a bonus payment of $650,000. We based this amount on the superior performance of the company in 2001, as reflected in:

  •
  Earnings per share growth of approximately 45% from fiscal year-end 2000 to fiscal year-end 2001.

  •
  Achievement of approximately 11.4% return on total capital, moving the company from the bottom to the top performer of its peer group in slightly over three years.

  •
  First quartile performance in peer group comparison for return on total capital, return on equity and total shareholder return.

  •
  Improved operating fundamentals in all of the businesses.

Tax Deductibility of Executive Officer Compensation

        Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1,000,000 each, unless certain requirements are met. We have carefully considered the impact of this tax code provision and strive in our compensation decisions to balance this with the need to provide compensation programs that motivate and retain high-performing executives.

        This report has been furnished by the Compensation Committee of the Board of Directors.

                    J. Michael Talbert, Chair
                    Phyllis A. Domm
                    E. Lawrence Keyes, Jr.
                    Thomas A. McConomy
                    James E. Rohr

Employment and Non-Competition Agreements

        We entered into employment agreements with Messrs. Gerber and Porges in connection with their appointments as President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively. The term of the agreements automatically extends each month so that they effectively have a perpetual one-year term, unless either party gives notice of a desire not to extend the term, in which case the agreement expires one year after the notice. The agreements provide for payment to the executive of a base salary, which is reviewed and adjusted annually by the Compensation Committee based on individual performance and base salaries at peer companies, and participation by the executive in other incentive and benefit plans of the company, including participation in the company's short-term and long-term incentive plans. Under the agreements, the company also agrees to (1) grant to the executive a minimum number of stock options annually through 2002 (60,000 in the case of Mr. Gerber, 30,000 in the case of Mr. Porges), (2) provide a supplemental life insurance benefit (equal to two times base salary in the case of Mr. Gerber, one times base salary in the case of Mr. Porges), (3) provide a split dollar life insurance benefit (with a $2.0 million death benefit in the case of Mr. Gerber, $1.0 million in the case of Mr. Porges), and (3) provide certain perquisites to the executive. If Equitable Resources terminates the executive's employment without cause, the executive is entitled to one year's base salary, reduced by amounts received under the non-competition and change in control agreements described below.

        In connection with the employment of Mr. Gerber, we entered into a supplemental retirement agreement with him which is intended to make up the difference, if any, between the $211,500 per year early retirement benefit to which he would be entitled from his prior employer and the retirement benefit to which he is entitled under Equitable Resources' employee savings plan and deferred compensation plan. This benefit is payable to Mr. Gerber from age 55 to age 65, but only if he terminates employment after age 55 (or age 52 in the case of involuntary termination without cause).

        We have also entered into non-competition agreements with the executive officers named in the Summary Compensation Table. Under these agreements, the executives agree not to compete with Equitable Resources for 12 months (24 months in the case of Mr. Gerber, except that the duration is reduced to 12 months in the case of involuntary termination or termination within 24 months of a change in control) after the termination of their employment for any reason. The executives also agree to keep information confidential and not to solicit employees of the company after their termination. Under these agreements, the company agrees to pay the executives a severance benefit of 24 months salary and benefits continuation, in consideration of their confidentiality, non-compete and non-solicitation agreements. This severance benefit is in addition to any other severance benefit to which the executive may be entitled. These agreements terminate and do not apply if the executive is entitled to severance benefits under the change in control agreements described below.

Change in Control Agreements

        We have entered into change in control agreements with the executive officers named in the Summary Compensation Table. These agreements provide severance benefits in the event of a change in control of Equitable Resources. The purpose of the agreements is to foster the continued dedication of key executives in the face of the uncertainties that accompany a possible change in control. For purposes of these agreements, a change in control includes the following: (1) the sale of all or substantially all of Equitable Resources' assets, unless the company's shareholders prior to the sale own at least 80% of the company's stock after the sale; (2) the acquisition by a person or group of beneficial ownership of 20% or more of Equitable Resources' common stock; (3) the termination of the company's business and the liquidation of the company; (4) consummation of a merger or consolidation of Equitable Resources, unless shareholders of voting securities immediately prior to the merger or consolidation continue to hold 60% or more of the voting securities of the resulting entity and a majority of the company's Board does not change; or (5) a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board. The agreement has an automatic renewal feature, meaning that the agreements will continue in effect unless either Equitable Resources or the executive elects not to extend the agreement, in which case the agreement expires 36 months after the notice.

        Under the agreements, severance benefits are payable if the executive is involuntarily terminated (other than for cause) or terminates employment for good reason within two years following a change in control. Good reason to terminate employment exists if there are significant changes in the nature of employment following the change in control, including, for example, a reduction in compensation, a change in responsibility or relocation of the place of employment. Severance benefits payable under the agreements include: (1) a cash payment equal to three times the executive's annual base salary, (2) a cash payment equal to three times the executive's highest annual bonus earned in the three years prior to termination; (3) continuation of medical, disability, dental and life insurance benefits for three years following termination; and (4) payment of the company match benefit and retirement contribution under the company's savings plan for three years after termination. The agreements also provide for the payment to the executive of a "gross-up" payment for all income taxes and any excise taxes payable by the executive with respect to payments they receive in connection with a change in control of the company.

Pension Plan

        All executive officers participate in a defined contribution plan under the company's 401(k) Employee Savings Plan. Under the Employee Savings Plan, the company contributes an amount equal to a percentage of each employee's base salary to an individual investment account for the employee.

Audit Committee Report

        Our Committee, the Equitable Resources Audit Committee, is comprised of four independent members.

        In accordance with the Securities and Exchange Commission rules regarding audit committees, we have adopted a formal, written charter, which was approved by the Board of Directors of Equitable Resources on April 25, 2000. As set forth in the charter, management is responsible for the internal controls and financial reporting process of Equitable Resources. The independent auditors perform an independent audit of Equitable Resources' consolidated financial statements in accordance with generally accepted auditing standards in the United States and issue a report. Our responsibility includes monitoring and overseeing these processes.

        In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2001 with the management of Equitable Resources. We have discussed with Ernst & Young LLP, the company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). We also have received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed the independence of Ernst & Young LLP with that firm. In doing so, we considered whether the provision of non-audit services to the company was compatible with maintaining their independence. We also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services.

        The members of our Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee's considerations and discussions referred to above do not assure that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company's auditors are in fact "independent."

        Based on the review of the report of the independent auditors to the Audit Committee and discussions with the management and the independent auditors for the fiscal year ended December 31, 2001, we recommended to the Board of Directors that the financial statements be included in the Equitable Resources Annual Report on Form 10-K.

        This report has been furnished by the Audit Committee of the Board of Directors.

                        Malcolm M. Prine, Chair
                        Phyllis A. Domm
                        George L. Miles, Jr.
                        David S. Shapira

ITEM NO. 2—RATIFICATION OF APPOINTMENT OF AUDITORS
(Item No. 2 on the proxy card)

        The Board of Directors, upon recommendation of the Audit Committee, has reappointed Ernst & Young LLP, certified public accountants, as independent auditors to examine the consolidated financial statements of the company and its subsidiaries for the calendar year 2002. Ernst & Young LLP, and its predecessor, have acted as auditors for the company since 1950. Although shareholder approval is not required for the appointment of auditors, the Board of Directors believes the shareholders should participate through ratification. If such ratification is not obtained, the Board will consider the appointment of other auditors for the following year.

        Representatives of Ernst & Young LLP expect to be present at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.

Audit Fees

        Equitable Resources paid $578,136 to Ernst & Young LLP for the 2001 annual audit including the full audit and review of the financial statements included in the company's first, second and third quarter Form 10-Q for 2001.

Financial Information Systems Design and Implementation Fees

        Equitable Resources did not pay any financial information systems design and implementation fees to Ernst & Young LLP during 2001.

All Other Fees

        Equitable Resources paid $1,368,264 to Ernst & Young LLP for all other services rendered during 2001. These services included:

  •
  audit-related fees of $210,773 for audits of employee benefit plans, regulatory filings made with the Federal Energy Regulatory Commission, and review of Form S-8 filings made with the Securities and Exchange Commission;

  •
  tax-related fees of $997,876 for services consisting primarily of tax return preparation, state tax audit support and tax planning; and

  •
  fees of $159,615 primarily for review of our Risk and Credit Policy, proposed business transactions and employee plans.

        The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

ITEM NO. 3—ADDITIONAL INFORMATION

Other Matters

        No matters other than those listed in the notice of meeting accompanying this proxy statement are expected to be presented to shareholders for action at the annual meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

Annual Report and Form 10-K

        The Annual Report of the company to shareholders and Form 10-K for the year ended December 31, 2001 are enclosed with this proxy statement.

The Board of Directors recommends a vote FOR Item 1 and Item 2

        Please mark your votes as indicated in this example    ☒

1. Election of Directors

FOR	WITHHELD
☐	☐
Nominees:	01 Phyllis A. Domm, Ed.D., 02 David L. Porges, 03 James E. Rohr, and 04 David S. Shapira

2. Ratify Appointment of Ernst & Young LLP as auditors

FOR	AGAINST	ABSTAIN
☐	☐	☐

Mark here if you plan to attend the meeting.
Please send Admittance Card.

☐

By checking the box below, I consent to view Annual Reports and Proxy Statements electronically via the Internet. I understand that the Corporation may no longer distribute printed materials to me for any future shareowner meetings until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Corporations transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

☐

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominees in Item 1 above and FOR the ratification of auditors in Item 2 above. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof.

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON.

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Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

        Johanna G. O'Loughlin and Jean F. Marks are each hereby appointed as proxies of the undersigned to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 16, 2002, at 10:00 a.m. local time, in the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania, and at any adjournment of such meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of directors and FOR the ratification of Ernst & Young, LLP as auditors and will vote in their discretion on such other matters that may properly come before the meeting.

        A vote FOR the election of nominees listed on the reverse side includes discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason. This Proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director and FOR ratification of Ernst & Young, LLP as auditors.

Please sign and date on the reverse side and return the proxy card promptly using the enclosed envelope.

FOLD AND DETACH HERE

EQUITABLE RESOURCES, INC.

ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, MAY 16, 2002

10:00 A.M.

THE OMNI WILLIAM PENN HOTEL

530 William Penn Place

Pittsburgh, PA

         YOUR VOTE IS IMPORTANT!

You can vote by Internet, telephone or mail.

See the instructions of the other side of this proxy card.

QuickLinks

Notice of Annual Meeting of Shareholders To Be Held May 16, 2002
ABOUT THE ANNUAL MEETING
STOCK OWNERSHIP AND PERFORMANCE
VOTING MATTERS
NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2005
DIRECTORS WHOSE TERMS EXPIRE IN 2003
DIRECTORS WHOSE TERMS EXPIRE IN 2004
Board of Directors and Committees
Directors' Compensation and Retirement Program
Executive Compensation
Summary Compensation Table
Options/SAR Grants in 2001
Aggregated Option/SAR Exercises in 2001 & Year-End 2001 Option Values
Compensation Committee Report on Executive Compensation
Employment and Non-Competition Agreements
Change in Control Agreements
Pension Plan
Audit Committee Report
The Board of Directors recommends a vote FOR Item 1 and Item 2
Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY Johanna G. O'Loughlin and Jean F. Marks are each hereby appointed as proxies of the undersigned to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 16, 2002, at 10:00 a.m. local time, in the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania, and at any adjournment of such meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of directors and FOR the ratification of Ernst & Young, LLP as auditors and will vote in their discretion on such other matters that may properly come before the meeting. A vote FOR the election of nominees listed on the reverse side includes discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason. This Proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director and FOR ratification of Ernst & Young, LLP as auditors.
Please sign and date on the reverse side and return the proxy card promptly using the enclosed envelope.
EQUITABLE RESOURCES, INC.
ANNUAL MEETING OF SHAREHOLDERS THURSDAY, MAY 16, 2002 10:00 A.M.
THE OMNI WILLIAM PENN HOTEL 530 William Penn Place Pittsburgh, PA